UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2017

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On June 23, 2017, International Flavors & Fragrances Inc. (“IFF”) announced that it entered into a settlement agreement and release (the “Settlement Agreement”) with ZoomEssence, Inc. (“ZoomEssence”) relating to the previously disclosed litigation between IFF and ZoomEssence. Under the Settlement Agreement, IFF has agreed to make a one-time payment to ZoomEssence in an aggregate amount of $56.0 million. The Settlement Agreement provides for the dismissal of all claims, with prejudice and without any admission of liability or wrongful conduct, and full mutual releases. IFF expects to record a pre-tax charge of approximately $1.0 million in the second quarter of 2017. IFF previously recorded an aggregate of $55.0 million of reserves related to this matter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press release dated June 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Anne Chwat
Name: Anne Chwat
Title: Executive Vice President and General Counsel
Date: June 23, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 23, 2017